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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                          ________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): June 18, 1999


                             ACTUATE CORPORATION
           (Exact name of registrant as specified in its charter)


           Delaware                     0-24607                  94-3193197
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 (State or other jurisdiction         (Commission             (I.R.S. Employer
       of incorporation)              File Number)           Identification No.)


           999 Baker Way, Suite 270  San Mateo, California  94404
        (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code:  (650) 425-2300
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Item 2.   Acquisition or Disposition of Assets
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          Actuate Corporation ("Actuate"), a Delaware corporation, acquired
Actuate Holdings, B.V. ("Actuate BV"), a Netherlands corporation, in exchange for cash (the "Exchange"). The Exchange was accomplished pursuant to the terms of a Stock Purchase Agreement (attached as Exhibit 2.1 hereto), dated June 4,
                                           -----------
1999 (the "Stock Purchase Agreement"), by and among Actuate, Actuate BV and all the stockholders of Actuate BV (collectively, the "Stockholders") and was consummated after trading closed on June 18, 1999. The terms of the Stock Purchase Agreement reflected the arm's-length negotiations among the parties.

          Pursuant to the terms of the Stock Purchase Agreement, all shares of issued and outstanding par value stock of Actuate BV were exchanged for an aggregate of $5,163,885. Under the terms of the Stock Purchase Agreement, approximately ten percent (10%) of the cash consideration to be received by the Stockholders were placed in an escrow account with Greater Bay Trust Company as security for the agreement of the Stockholders to indemnify Actuate for certain contingencies including the repayment of loans to certain Stockholders.


Item 7.   Financial Statements and Exhibits.

          (a)  The Registrant is required to file the financial statements of
Actuate Holding B.V.   Such financial statements will be filed by amendment not
later than 60 days after the date this report on Form 8-K must be filed.

          (b) The Registrant is required to file pro forma financial information in connection with the acquisition. Such pro forma financial information will be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

          (c)  Exhibits:


           Exhibit       Description
           -------       -----------
           2.1           Form of Stock Purchase Agreement dated June 4, 1999,
                         among Actuate Corporation, Actuate Holding B.V. and
                         the stockholders of Actuate Holding B.V.
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                                 SIGNATURES
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Actuate Corporation


Date:  June 29, 1999                    /s/  William P. Garvey
                                        -------------------------------------
                                        William P. Garvey
                                        General Counsel